                          STOCKHOLDERS VOTING AGREEMENT


        THIS STOCKHOLDERS VOTING AGREEMENT (this "Agreement") dated as of October 15, 1999 (the "Effective Date"), is by and among NexGen Technologies, L.L.C., a Maryland limited liability company ("NexGen"), 3Com Corporation, a Delaware corporation ("3Com"), Telcom-ATI Investors, L.L.C., a Delaware limited liability company ("Telcom") and Reuters MarketClip Holdings Sarl, a limited liability company formed under the laws of Switzerland ("Reuters"). Each of NexGen, 3Com, Telcom and Reuters is referred to as a "Voting Party," and collectively they are referred to as "Voting Parties." Capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the form of Certificate of Incorporation of the Company attached as Exhibit A to the Merger Agreement, which will be effective upon the effectiveness of the Merger (the "Certificate of Incorporation").


                                    RECITALS

        WHEREAS, the Voting Parties, Pyramid Ventures, Inc., a Delaware Corporation ("Pyramid"), Transettlements, Inc., a Georgia corporation ("Transettlements") Mark D. Ein and J. Carter Beese, Jr. (the Voting Parties, Pyramid, Transettlements, Ein and Beese, together the "Members") are parties to the Amended and Restated Limited Liability Company Agreement, dated as of October 29, 1998, as amended (the "LLC Agreement"), of Aether Technologies International, L.L.C., a Delaware limited liability company (the "LLC");

        WHEREAS, the Members entered into a Plan of Conversion, dated as of October 15, 1999 (the "Plan of Conversion"), which provides that immediately prior to the closing of the Company's initial public offering of Common Stock (the "IPO") (i) the LLC shall be converted into a corporation by the Members contributing their interests in the LLC (the "Contributions") to the Company in exchange for shares of common stock, par value $.01, in the Corporation ("Common Stock") pursuant to the terms and conditions of an Agreement and Plan of Contribution in the form attached as Exhibit A to the Plan of Conversion, and
(ii) immediately thereafter the LLC will be merged (the "Merger") with and into the Company pursuant to an Agreement and Plan of Merger in the form attached as Exhibit B to the Plan of Conversion;

        WHEREAS, as a result of the Contributions and Merger, each Voting Party will beneficially own the number of shares of Common Stock set forth opposite such Voting Party's name on Exhibit A to this Agreement;


        WHEREAS, the LLC Agreement contemplates, and the parties hereto have agreed, that following conversion of the LLC to the Company in accordance with the Plan of Conversion, certain rights, privileges and obligations set forth in the LLC Agreement with respect to the ownership and governance of the LLC will, to the extent and upon the terms and subject to the conditions set forth herein, arise with respect to the ownership and governance of the Company.

                                    AGREEMENT

        NOW, THEREFORE, in consideration of the mutual promises herein contained, and other consideration, the receipt and adequacy of which hereby is acknowledged, the parties agree as follows:

        1. Board of Directors. This Agreement shall not become effective unless and until the Merger is completed. From and after the date of the Merger and until the provisions of this Section 1 cease to be effective, each of the Voting Parties shall vote, or cause the vote of, all shares of Common Stock and other voting securities of the Company over which such Voting Party has voting control, and will take all other necessary or desirable actions within its control (whether in its capacity as a stockholder or officer of the Company or otherwise) in order to ensure that the size of the Board of Directors (the "Board") shall be no more than ten (10) and no less than seven (7) and to cause the election to the Board of:


                (a) Two (2) representatives designated by NexGen, who initially shall be David Oros and Mark Ein;

                (b) Two (2) representatives designated by Telcom, who initially shall be Rahul Prakash and Rajendra Singh;

                (c) One (1) representative designated by 3Com, who initially shall be Janice Roberts;

                (d) One (1) representative designated by Reuters, who initially shall be Devin Wenig; and

                (e) Commencing on the date of the first annual meeting of Stockholders of the Company, if the Board of Directors consists of up to nine (9) members, (1) representative jointly designated by NexGen and Telcom; and if the Board of Directors consists of at least ten (10) or eleven (11) members, two (2) representatives jointly designated by NexGen and Telcom.

        2. Vacancies. In the event that any director who is designated by a Voting Party as provided in Section 1 above for any reason ceases to serve as a member of the Board during his or her term of office, the parties hereto shall cause the resulting vacancy to be filled by a representative designated as provided in Section 1 by the respective entity who designated the vacating representative. Each of the Voting Parties shall attend in person or by duly executed proxy, and vote its shares of the voting stock of the Company in accordance with this Agreement at, each annual meeting of the stockholders of the Company and each special meeting of the stockholders of the Company involving the election of directors of the Company.

        3. Application of Agreement to After-Acquired-Shares. All of the provisions of Section 1 shall apply to all voting securities issued by the Company that are held by the Voting Parties, whether the voting securities are issued by the Company before or after the Effective

Date, and all voting securities issued as a replacement for the Shares or with respect to the Shares as a result of any stock dividend, stock split or other similar event.

        4. Nontransferability. Each party hereby agrees that the obligations and covenants contained herein are unique to the original parties hereto and that no party may donate, transfer, sell, assign, pledge, hypothecate or otherwise dispose (other than to an agent, wholly-owned subsidiary or other person or entity that such party controls, is controlled by, or is under common control with, either directly or indirectly (an "Affiliate")), any of its rights and obligations under this Agreement. Any transfer not effected in accordance with this Section 4 shall be null and void.

        5. No Heightened Duties. Each party hereby acknowledges and agrees that no fiduciary duty, duty of care, duty of loyalty or other heightened duty shall be created or imposed upon any party to any other party, the Company or any other stockholder of the Company, by reason of this Agreement and/or any right or obligation hereunder.

        6. Amendments; Waivers. Any term hereof may be amended or waived only by the written consent of each of the Voting Parties who, subject to
Section 13, is still a party to this Agreement. Any amendment or waiver not effected in accordance with this Section 6 shall be null and void and non-binding upon the Voting Parties and their respective successors and assigns. No waivers of any breach of this Agreement extended by any party hereto to any other party shall be construed as a waiver of any rights or remedies of such party or any other party hereto with respect to any subsequent breach.

        7. Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed delivered on the date of delivery, when delivered personally or by overnight courier or sent by telegram or confirmed fax, or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, to the following addresses:
(i) at the addresses set forth on such parties signature page, or (ii) at such other address as such Voting Parties shall have furnished to the Company in writing.

        8. Severability. If one or more provisions of or obligations under this Agreement are held to be invalid, illegal, or unenforceable under applicable law, then such provision or obligation shall be excluded from this Agreement, and the remaining provisions of and obligations under this Agreement shall be enforceable in full in accordance with their terms.

        9. Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

        10. Counterparts. This Agreement may be executed by facsimile and in two or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one agreement.

        11. Successors and Assigns. Subject to Section 4 above, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

        12. Specific Performance. The parties hereby acknowledge that it is impossible to measure in money the damages which will accrue to a party hereto or to its heirs, personal representatives, or assignees by reason of a party's failure to perform its obligations under this Agreement and therefore agree that, in addition to and without limiting any remedies available at law, each of the parties hereto shall have full equitable remedies available to such party.

        13.     Termination.

                (a) This Agreement shall terminate and the obligations of the Voting Parties to vote their respective shares of voting securities shall cease upon the earlier to occur of:

                        (i) termination of the Merger Agreement in accordance with its terms;

                        (ii) the closing of (A) a merger or consolidation of the Company with or into any other corporation (other than a wholly-owned subsidiary corporation) in which all of the voting power of the Company is disposed of, (B) the sale of all or substantially all the assets or business of the Company, or (C) any other transaction or series of related transactions in which all of the voting power of the Company is disposed of; or

                        (iii) written consent of each of the Voting Parties who, subject to this Section 13, is still a party to this Agreement.

                (b) A Voting Party will lose its right to designate: (i) one representative to the Board under Section 1 if such Voting Party is the beneficial owner of less than 60% of the Shares owned by it at the time of the IPO as set forth on Exhibit A; and (ii) one representative to the Board under Section 1 if such Voting Party is the beneficial owner of less than 30% of the Shares owned by it at the time of the IPO as set forth on Exhibit A, in each case determined as of the applicable record date.

                (c) A Voting Party will no longer have any rights or obligations under this Agreement and will cease to be a party hereto when it, and all of its Affiliates, lose the right to designate any representative to the Board under Section 1.

        14. Entire Agreement. This Agreement contains the parties' entire understanding and agreement with respect to its subject matter, and any and all conflicting or inconsistent discussions, agreements, promises, representations and statements, if any, between the parties or their representatives that are not incorporated in this Agreement shall be null and void and are merged into this Agreement.

                            [Signature pages follow]

        IN WITNESS WHEREOF, the Voting Parties have entered into this Stockholders Voting Agreement as of the Effective Date.


3COM CORPORATION


By: /s/ JANICE ROBERTS
    ---------------------------------------------
      Name:
      Title:


Address:        5400 Bayfront Plaza
                Santa Clara, CA 95052
                Fax No. 408-326-6296


NEXGEN TECHNOLOGIES, L.L.C.


By: /s/ DAVID S. OROS
    ---------------------------------------------
      Name:  David S. Oros
      Title: Member

Address:        11460 Cronridge Drive
                Owings Mills, MD 21117
                Fax No. 410-654-6554

        IN WITNESS WHEREOF, the Voting Parties have entered into this Stockholders Voting Agreement as of the Effective Date.



TELCOM-ATI INVESTORS, L.L.C.


By:  /s/ HAL B. PERKINS
    -----------------------------
    Name:   Hal B. Perkins
    Title:  General Counsel

Address:     211 N. Union Street, Suite 300
             Alexandria, VA 22314
             Fax No. 703-706-3801


REUTERS MARKETCLIP HOLDINGS SARL


By:  /s/ DEVIN WENIG
    -----------------------------
    Name:
    Title:

Address:     c/o Reuters America, Inc.
             1700 Broadway, 2nd Floor
             New York, NY 10019
             Fax No. 212-893-2070

                                   EXHIBIT A
                                   ---------

                                                    Shares of Common Stock
Voting Party                                          Beneficially Owned
------------                                          ------------------

NexGen Technologies, L.L.C.                                6,791,668

3Com Corporation                                           2,500,000

Telcom-ATI Investors, L.L.C.                               5,151,948

Reuters MarketClip Holdings Sarl                           2,828,055

                FIRST AMENDMENT TO STOCKHOLDERS VOTING AGREEMENT


         This FIRST AMENDMENT TO STOCKHOLDERS VOTING AGREEMENT ("Amendment") dated as of March 6, 2000 (the "Effective Date"), is by and among NexGen Technologies, L.L.C., a Maryland limited liability company ("NexGen"), 3Com Corporation, a Delaware corporation ("3Com"), Telcom-ATI Investors, L.L.C., a Delaware limited liability company ("Telcom") and Reuters MarketClip Holdings Sarl, a limited liability company formed under the laws of Switzerland ("Reuters"). Each of NexGen, 3Com, Telcom and Reuters is referred to as a "Voting Party," and collectively they are referred to as "Voting Parties."

         WHEREAS, the Voting Parties entered into a Stockholders Voting Agreement ("Agreement") on October 12, 1999; and

         WHEREAS, the Voting Parties find it necessary at this time to amend the Agreement pursuant to Section 6 thereof.

         NOW, THEREFORE, in consideration of the mutual promises herein contained, and other consideration, the receipt and adequacy of which hereby is acknowledged, the parties agree to amend the Agreement by replacing Section 1 thereto with the following:

         1. Board of Directors. This Agreement shall not become effective unless and until the Merger is completed. From and after the date of the Merger and until the provisions of this Section 1 cease to be effective, each of the Voting Parties shall vote, or cause the vote of, all shares of Common Stock and other voting securities of the Company over which such Voting Party has voting control, and will take all other necessary or desirable actions within its control (whether in its capacity as a stockholder or officer of the Company or otherwise) in order to ensure that the size of the Board of Directors (the "Board") shall be no more than twelve (12) and no less than seven (7) and to cause the election to the Board of:


         (a) Two (2) representatives designated by NexGen, who initially shall be David Oros and Mark Ein;

         (b) Two (2) representatives designated by Telcom, who initially shall be Rahul Prakash and Rajendra Singh;

         (c) One (1) representative designated by 3Com, who initially shall be Janice Roberts;

         (d) One (1) representative designated by Reuters, who initially shall be Devin Wenig; and

         (e) Commencing on the date of the first annual meeting of Stockholders of the Company, if the Board of Directors consists of up to nine (9) members, (1) representative jointly designated by NexGen and Telcom; and if the Board of Directors consists of at least ten (10) or eleven (11) members, two (2) representatives jointly designated by NexGen and Telcom.

         2. The Agreement shall remain in full force and effect as amended herein.

                            (Signature pages follow.)

         IN WITNESS WHEREOF, the Voting Parties have entered into this Amendment as of the Effective Date.


3COM CORPORATION


By:   /s/ JANICE ROBERTS
      --------------------------------
      Name:
      Title:

Address:        5400 Bayfront Plaza
                Santa Clara, CA 95052
                Fax No. 408-326-6296



NEXGEN TECHNOLOGIES, L.L.C.


By:   /s/ DAVID S. OROS
      --------------------------------
      Name:   David S. Oros
      Title:  Member

Address:        11460 Cronridge Drive
                Owings Mills, MD 21117
                Fax No. 410-654-6554

         IN WITNESS WHEREOF, the Voting Parties have entered into this Amendment as of the Effective Date.



TELCOM-ATI INVESTORS, L.L.C.


By:   /s/ HAL B. PERKINS
      --------------------------------
      Name:
      Title:

Address:        211 N. Union Street, Suite 300
                Alexandria, VA 22314
                Fax No. 703-706-3801



REUTERS MARKETCLIP HOLDINGS SARL


By:   /s/ DEVIN WENIG
      --------------------------------
      Name:
      Title:

Address:        c/o Reuters America, Inc.
                1700 Broadway, 2nd Floor
                New York, NY 10019
                Fax No. 212-893-2070




                                      S-2